Exhibit 15.1

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in the Registration Statement of Sinovac Biotech Ltd. on Form S-8 (FILE NO. 333-161827) and Form S-8 (FILE NO. 333-190980) of our report dated April 22, 2021, with respect to our audit of the consolidated financial statements of Sinovac Biotech Ltd. for the year ended December 31, 2020, which report is included in this Annual Report on Form 20-F of Sinovac Biotech Ltd. for the year ended December 31, 2022.

/s/Marcum Asia CPAs LLP

(Formerly Marcum Bernstein & Pinchuk LLP)

Beijing, China

April 28, 2023